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                                                                    EXHIBIT 32.1

                         STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned are the President and Chief Financial Officer of Reclamation Consulting and Applications, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-QSB of the Company for the three months ended December 31, 2006 (the "10-QSB Report").

The undersigned certifies that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: February 20, 2007                    /s/ GORDON W. DAVIES
                                           ------------------------------------
                                           Gordon W. Davies
                                           President


Date: February 20, 2007                    /s/ MICHAEL C. DAVIES
                                           ------------------------------------
                                           Michael C. Davies
                                           Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Reclamation Consulting and Applications, Inc. and will be retained by Reclamation Consulting and Applications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.